Exhibit 10.1

CHINA AUTO LOGISTICS INC.
DEBT EXCHANGE AGREEMENT

September 23, 2017

Bright Praise Enterprises Limited, a British Virgin Islands corporation, located at No. 87 No. 8 Coastal Way, Floor 2, Construction Bank, Free Trade Zone, Tianjin Province, The People’s Republic of China (the “Holder”) enters into this Debt Exchange Agreement (this “Agreement”) with China Auto Logistics Inc., a Nevada corporation, with a headquarters located at Floor 1 FTZ International Auto Mall, 86 Tianbao Avenue, Free Trade Zone, Tianjin Province, The People’s Republic of China (the “Company”), as of the date first written above, whereby the Holder will exchange and sell the Exchanged Debt (as defined below) as set forth herein.

WHEREAS, the Company and Holder desire to enter into this Agreement, pursuant to which the Company and the Holder shall exchange Holder’s Exchanged Debt for such aggregate number of shares of common stock of the Company as described herein (the “Exchange”); and

WHEREAS, The Exchanged Debt will be exchanged for shares of common stock of the Company in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
EXCHANGED DEBT

Section 1.1 Exchanged Debt. Upon and subject to the terms set forth in this Agreement, on the Closing Date (as defined herein), pursuant to Section 3(a)(9) of the Securities Act, the Holder agrees to deliver to the Company an aggregate principal amount of the Company’s debt specified on Exhibit A under the heading “Exchanged Debt” equal to the product of (w) the Consolidated Closing Bid Price (as defined below) and (x) the Shares (as defined below) (the “Exchanged Debt”). In exchange for the Exchanged Debt, the Company agrees to deliver to the Holder shares (the “Shares”) of common stock of the Company (the “Common Stock”), which shares represent a number of shares of Common Stock equal to the quotient of: (y) the aggregate principal amount of the Company’s debt specified on Exhibit A under the heading “Exchanged Debt” divided by (z) the Consolidated Closing Bid Price, but in no event exceeding 806,000 Shares. For purposes of this Agreement “Consolidated Closing Bid Price” means the consolidated closing bid price of the Common Stock immediately preceding the time at which the Holder and the Company enter into this Agreement. For clarity, if the Agreement is executed during market hours before the close of NASDAQ’s regular trading session at 4:00 pm, EST, the closing bid from the previous day’s trading will be used and if Agreement is executed after NASDAQ’s regular trading session (after 4:00 pm EST) then closing bid price as of the date hereof will be used.

Section 1.2 Delivery. On or before the Closing Date, the Holder shall deliver, (i) the Exchanged Debt, (ii) an executed IRS Form W-8IMY by the Holder and any other applicable IRS forms (the “Form W-8”) and (iii) written instructions for delivery of the stock certificate evidencing the Shares (the “Delivery Instructions”), to the Company’s counsel at K&L Gates LLP, 599 Lexington Avenue, New York, NY 10022, Attention: Robert S. Matlin, Esq. On the Closing Date, following the Company’s counsel’s receipt of the Exchanged Debt, the Form W-8 and the Delivery Instructions, the Company shall issue, and instruct its transfer agent to deliver, a stock certificate evidencing the Shares to the Holder in accordance with the Delivery Instructions.

Section 1.3 The Closing Date. The closing of the exchange of the Exchanged Debt for Shares under this Agreement (the “Closing Date”) shall occur two (2) business days following the Company’s receipt of duly executed copies of this Agreement. On the Closing Date, (i) the Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to the Exchanged Debt free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may reasonably deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Debt, free and clear of any Liens and (ii) the Company shall instruct its transfer agent to deliver the Shares. The Holder will be deemed, as of the date scheduled to be the Closing Date, to be the holder of record of the Shares to be delivered to it on the Closing Date, regardless of the date such Shares are actually so delivered.

Section 1.4 Legend. The Holder acknowledges and agrees that the Shares will be issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, any certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

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Section 1.5 Effectiveness; Termination.

(a)       Effectiveness. The effectiveness of this Agreement and the consummation of the transactions contemplated by this Agreement are contingent on the Company receiving approval of the Exchange from NASDAQ.

(b)       Termination. This Agreement will, effective as of September 30, 2017, terminate automatically without any action by any party hereto (and the closing shall not occur) if the required NASDAQ approval of the Exchange has not been received on or before September 29, 2017.

Section 1.6 Book-Entry. The Holder consents to the Shares being held in book-entry form by the Company’s transfer agent.

Section 1.7 Other Documents. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

Section 1.8 No Additional Consideration. The parties acknowledge and agree that the Shares shall be issued to the Holder in exchange for the Exchanged Debt without the payment of any additional consideration by the Holder.

ARTICLE II
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and on the Closing Date, to the Company, and all such covenants, representations and warranties shall survive the closing.

Section 2.1 Power and Authorization. The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby (collectively, the “Transactions”) with respect to the Exchanged Debt.

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation by the Holder of the Transactions will not violate, conflict with or result in a breach of or default under (i) the Holder’s organizational documents (or any similar documents governing the Holder), (ii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder, except in the case of clause (ii), where such violations, conflicts, breaches or defaults would not adversely affect the Holder’s ability to consummate the Transactions in any material respect.

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Section 2.3 Title to the Exchanged Debt. As of the Closing Date, (a) the Holder is or will be the sole legal and beneficial owner of the Exchanged Debt to be delivered at such date and set forth opposite its name on Exhibit A hereto; (b) the Holder has or will have good, valid and marketable title to such Exchanged Debt, free and clear of any Liens; (c) the Holder has not, and will not, in whole or in part, except as described in the preceding clause (b) (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of the Exchanged Debt or its rights in the Exchanged Debt or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Exchanged Debt; and (d) upon the Holder’s delivery of the Exchanged Debt to the Company pursuant to the Transactions, such Exchanged Debt shall be free and clear of all Liens created by the Holder or any other person acting for the Holder.

Section 2.4 Investment Intent. The Holder is acquiring the Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares.

Section 2.5 Adequate Information; No Reliance. The Holder agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Transactions and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), (b) the Holder has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Transactions, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transactions and to make an informed investment decision with respect to such Transactions, (d) it has evaluated the tax and other consequences of the Transactions and ownership of the Shares with its tax, accounting or legal advisors, (e) the Company is not acting as a fiduciary or financial or investment advisor to the Holder and (f) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives, except for the representations and warranties made by the Company in this Agreement. The Holder is able to fend for itself in the Transactions; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and acknowledges that investment in the Shares involves a high degree of risk.

Section 2.6 Reliance on Exemptions. The Holder understands that the Shares being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Shares.

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Section 2.7 No Consideration Paid. No commission or other remuneration has been paid by the Holder for soliciting the exchange of the Exchanged Debt for the Shares as contemplated hereby.

ARTICLE III
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to such disclosures set forth in the Company’s filings with the Securities and Exchange Commission prior to the date hereof, the Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and on the Closing Date, to the Holder, and all such covenants, representations and warranties shall survive the closing.

Section 3.1 Power and Authorization. The Company has been duly incorporated and is validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. No material consent, approval, order or authorization of, or material registration, declaration or filing with any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement or the consummation by the Company of the Transactions, except as may be required under any state securities laws, by NASDAQ, or (iii) that may be obtained after the Closing Date without penalty.

Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Transactions will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company or any of its “significant subsidiaries” (as defined in Regulation S-X under the Securities Act), (b) any material agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries, or any of their respective assets, are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company or any of its significant subsidiaries, except in the case of clauses (b) or (c), where such violations, conflicts, breaches or defaults would not adversely affect the financial results or position, properties or business of the Company and its subsidiaries, taken as a whole, in any material respect or adversely affect the Company’s ability to consummate the Transactions in any material respect.

Section 3.3 Validity of Shares. The Shares shall have been duly authorized and, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable, free of restrictions on transfer other than restrictions on transfer contained or referred to herein, and the issuance of the Shares will not be subject to any Liens or preemptive, participation, rights of first refusal or other similar rights.

Section 3.4 Listing Approval. As of the Closing Date, the Shares shall be approved for listing on NASDAQ.

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Section 3.5 Disclosure. The Company may disclose all material terms of the Transactions in a press release, a filing or submission with the SEC or any other agreement to which the Company is a party, as determined to be appropriate by the Company. Without the prior written consent of the Holder, the Company shall not disclose the name of the Holder in any filing or announcement, unless such disclosure is required by applicable law, rule, regulation, legal process or agreement. The Company will disclose all material non-public information relating to the Transactions in its next filing with the SEC.

Section 3.6 Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Exchanged Debt for the Shares as contemplated hereby.

Section 3.7 Securities Act Matters. The exchange of the Exchanged Debt pursuant to the Transactions is exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9) thereof.

ARTICLE IV
ADDITIONAL PROVISIONS

Section 4.1 Specific Performance. The parties hereto understand and agree that money damages may not be a sufficient remedy for any breach of this Agreement by any party, and further understand and agree that each non-breaching party shall be entitled to seek (upon proper proof) the remedy of specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a non-exclusive remedy of any such breach; provided that each party agrees to waive any requirement for the securing or posting of a bond in connection with such a remedy.

Section 4.2 Lock-Up. The Holder hereby agrees, for the period beginning on the date of this Agreement and ending on the earlier of (i) the Closing Date and (ii) the date of the termination of this Agreement pursuant to Section 1.5(b), that it shall not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, assign, transfer or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, directly or indirectly (each such transfer, a “Transfer”), the Exchange Debt or all or any of the Shares (or any right related thereto).

ARTICLE V
MISCELLANEOUS

Section 5.1 Effective Time. This Agreement shall be effective upon the date each of the Company and the Holder shall have executed this Agreement.

Section 5.2 No Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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Section 5.3 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 5.4 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Transactions embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, e-mails or draft documents.

Section 5.5 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 5.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 5.7 Successors and Assigns. This Agreement will be binding upon, and inure solely to the benefit of, the Company and the Holder, and their respective heirs, executors, administrators, successors and assigns.

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Section 5.8 Amendment and Waivers. Except as otherwise expressly provided herein, this Agreement may be amended, or any provision hereof may be waived, only by a writing executed by the Company and the Holder. Any amendment or waiver made in compliance with this Section 5.8 will be binding upon the Company an the Holder.

Section 5.9 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (i) delivered personally, or (ii) one business day after being delivered to a nationally recognized overnight courier to the parties at the following addresses (or at such other address as shall be specified by like notice):

If to the Company:

China Auto Logistics Inc.
Floor 1 FTZ International Auto Mall
86 Tianbao Avenue, Free Trade Zone
Tianjin F4 300461, The People’s Republic of ChinaAttention: Peng Cheng

with a copy to (which copy shall not constitute notice):

K&L Gates LLP (US)
599 Lexington Avenue
New York, NY 10022
Attention: Robert Matlin

If to the Holder:

Bright Praise Enterprises Limited
No. 87 No. 8 Coastal Way, Floor 2, Construction Bank, FTZ
Tianjin Province, The People’s Republic of China
Attention: Choi Chun Leung Robert

Section 5.10 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 5.11 Survival. The representations, warranties, agreements and covenants shall survive the date hereof.

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Section 5.12 Further Assurances. Each party shall use its reasonable best efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	Chief Executive Officer

[SIGNATURE PAGE TO DEBT EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

BRIGHT PRAISE ENTERPRISES LIMITED

By:	/s/ Choi Chun Leung Robert
Name:	Choi Chun Leung Robert
Title:	Authorized Person

[SIGNATURE PAGE TO DEBT EXCHANGE AGREEMENT]

EXHIBIT A

[See attached.]

Exhibit A-1

Exhibit A

	Exchanged Debt		Supplemental Information
	Ever Auspicious* Payable to Ms. Cheng (in USD)		Shisheng* Receivable from Ms. Cheng (in RMB)		Year End Exchange Rate	Shisheng Receivable (in USD)	Per Form 10K Net Amount (Payable to) Ms. Cheng
2011 Fiscal Year
Balance as of 12/31/2011		(22,316.00)		-			(22,316)

2012 Fiscal Year
Loans (from) to Ms. Cheng made between 12/31/2011 and 3/31/2012	(490,004.38)		-
Balance as of 3/31/2012		(512,320.38)		-
Loans (from) to Ms. Cheng made between 3/31/2012 and 6/30/2012	(199,179.92)		1,263,680.00
Balance as of 6/30/2012		(711,500.30)		1,263,680.00
Loans (from) to Ms. Cheng made between 6/30/2012 and 9/30/2012	-		-
Balance as of 9/30/2012		(711,500.30)		1,263,680.00
Loans (from) to Ms. Cheng made between 9/30/2012 and 12/31/2012	(152,986.48)		957,229.00
Balance as of 12/31/2012		(864,486.78)		2,220,909.00	6.3011	352,464	(512,023)

2013 Fiscal Year
Loans (from) to Ms. Cheng made between 12/31/2012 and 3/31/2013	(202,204.40)		1,244,480.00
Balance as of 3/31/2013		(1,066,691.18)		3,465,389.00
Loans (from) to Ms. Cheng made between 3/31/2013 and 6/30/2013	(200,000.00)		1,229,792.00
Balance as of 6/30/2013		(1,266,691.18)		4,695,181.00
Loans (from) to Ms. Cheng made between 6/30/2013 and 9/30/2013	(99,998.07)		613,370.00
Balance as of 9/30/2013		(1,366,689.25)		5,308,551.00
Loans (from) to Ms. Cheng made between 9/30/2013 and 12/31/2013	(359,998.00)		1,591,886.00
Balance as of 12/31/2013		(1,726,687.25)		6,900,437.00	6.1104	1,129,294	(597,393)

2014 Fiscal Year
Loans (from) to Ms. Cheng made between 12/31/2013 and 3/31/2014	(205,942.00)		1,900,289.50
Balance as of 3/31/2014		(1,932,629.25)		8,800,726.50
Loans (from) to Ms. Cheng made between 3/31/2014 and 6/30/2014	(200,000.00)		1,251,760.00
Balance as of 6/30/2014		(2,132,629.25)		10,052,486.50
Loans (from) to Ms. Cheng made between 6/30/2014 and 9/30/2014	(45,000.00)		464,038.50
Balance as of 9/30/2014		(2,177,629.25)		10,516,525.00
Loans (from) to Ms. Cheng made between 9/30/2014 and 12/31/2014	(131,000.00)		845,846.90
Balance as of 12/31/2014		(2,308,629.25)		11,362,371.90	6.1385	1,851,001	(457,628)

2015 Fiscal Year
Loans (from) to Ms. Cheng made between 12/31/2014 and 3/31/2015	(186,000.00)		936,750.00
Balance as of 3/31/2015		(2,494,629.25)		12,299,121.90
Loans (from) to Ms. Cheng made between 3/31/2015 and 6/30/2015	(203,120.00)		562,235.00
Balance as of 6/30/2015		(2,697,749.25)		12,861,356.90
Loans (from) to Ms. Cheng made between 6/30/2015 and 9/30/2015	(210,000.00)		1,315,905.00
Balance as of 9/30/2015		(2,907,749.25)		14,177,261.90
Loans (from) to Ms. Cheng made between 9/30/2015 and 12/31/2015	-		-
Balance as of 12/31/2015		(2,907,749.25)		14,177,261.90	6.4907	2,184,242	(723,507)

2016 Fiscal Year
Loans (from) to Ms. Cheng made between 12/31/2015 and 3/31/2016	(160,019.00)		-
Balance as of 3/31/2016		(3,067,768.25)		14,177,261.90
Loans (from) to Ms. Cheng made between 3/31/2016 and 6/30/2016	(223,340.00)		-
Balance as of 6/30/2016		(3,291,108.25)		14,177,261.90
Loans (from) to Ms. Cheng made between 6/30/2016 and 9/30/2016	(100,091.62)		-
Balance as of 9/30/2016		(3,391,199.87)		14,177,261.90
Loans (from) to Ms. Cheng made between 9/30/2016 and 12/31/2016	(201,290.32)		-
Balance as of 12/31/2016		(3,592,490.19)		14,177,261.90	6.9437	2,041,745	(1,550,745)

2017 Fiscal Year
Loans (from) to Ms. Cheng made between 12/31/2016 and 3/31/2017	(99,996.14)		-
Balance as of 3/31/2017		(3,692,486.33)		14,177,261.90
Loans (from) to Ms. Cheng made between 3/31/2017 and 6/30/2017	(256,200.00)		-
Balance as of 6/30/2017		(3,948,686.33)		14,177,261.90	6.776888	2,092,002	(1,856,684)
Loans (from) to Ms. Cheng made between 6/30/2017 and 9/4/2017	-		-
Repayment from Ms. Cheng			(14,177,261.90)
Balance as of 9/4/2017		(3,948,686.33)		-

Current oustanding balance owed (to) from Bright Praise Enterprises Limited as of 9/4/2017**		(3,948,686.33)

Note:

(1) All references to Ms. Cheng refer to Cheng Weihong, a director and the Senior Vice President of the Company, Chairwoman of Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd., and wife of Mr. Tong Shiping, the Chief Executive Officer and President of the Company and Chairman of the Board of Directors of the Company

(2) All above referenced borrowings between Ms. Cheng and the Company are non-interest bearing

*Ever Auspicious International Limited and Tianjin Seashore New District Shisheng Business Trading Group Co. are wholly owned subsidiaries of the Company

**Ms. Cheng transferred the Exchanged Debt to Bright Praise Enterprises Limited, a British Virgin Islands corporation, during the third quarter of 2017

Exhibit A-2